UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2015

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 S. Hanford Street, Suite 150 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Modification to Loan and Security Agreement

On December 31, 2015, Jones Soda Co. (the “Company”) entered into a third modification (the “Amendment”) to its existing revolving secured credit facility (as amended, the “Loan Facility”) with CapitalSource Business Finance Group, a dba of BFI Business Finance (the “Lender”).  The Amendment is effective as of December 18, 2015.

The Amendment provides for the following changes to the Loan Facility:

•

Increase the maximum amount under the Loan Facility to $3,000,000 (from $2,000,000).  As amended, the Company may borrow up to the lesser of $3,000,000 or the Borrowing Base (as defined in the Loan Facility), subject to the terms of the Loan Facility.

•

Reduce the interest rate on advances under the Loan Facility, by eliminating the floor interest rate (e.g., reducing the “deemed prime rate” from 4.0% to 0.0%).  As amended, advances under the Loan Facility bear interest at the prime rate plus 2.00% per annum, with no minimum rate.

The Amendment provides for the following additional changes to the Loan Facility, to become effective on or before May 31, 2016, conditioned upon payment in full of the Note (the terms of the Note are described below):

•

Increase the maximum amount under the Loan Facility to $3,175,000 (from $3,000,000).  As amended, the Company will be able to borrow up to the lesser of $3,175,000 or the Borrowing Base (as defined in the Loan Facility), subject to the terms of the Loan Facility.

•	Increase the Borrowing Base as follows:
o	Increase the domestic account receivable borrowing base to a maximum of $3,175,000 (from $3,000,000);
o	Increase the inventory borrowing base to a maximum of $475,000 (from $300,000);
o	No change to the Canadian domestic account receivable borrowing base.
•	Reduce the interest rate on advances under the Loan Facility, to the prime rate plus 1.00% per annum (decrease from 2.00%), with no minimum rate.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Third Modification to Loan and Security Agreement dated as of December 18, 2015, by and among Jones Soda Co. (USA) Inc., Jones Soda (Canada) Inc., and Lender, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.  Previously, in May 2015, the Company entered into a Second Modification to Loan and Security Agreement for the sole purpose of changing the Company’s address for its Chief Executive Office.  A copy of the Second Modification to Loan and Security Agreement is attached as Exhibit 10.2 to this Current Report.

Secured Promissory Note

On January 6, 2016, the Company entered into a short-term non-revolving secured promissory note (the “Note”) with the Lender.  (The Note is dated for reference purposes as of December 18, 2015.)  Under the terms of the Note, the Company may borrow from Lender, against purchase orders received by the

Company, up to $500,000 in principal advances at any time on or prior to January 31, 2016, in addition to amounts otherwise available under the Loan Facility.  Amounts outstanding under the Note bear interest at the prime rate plus 2.00% per annum.  The Note is secured by the security interests granted to Lender pursuant to the terms of the Loan Facility.

Principal payments are due as follows:  (a) 20% of the outstanding principal balance as of January 31, 2016 (the “Monthly Payment”) will be due and payable on each of February 29, March 31 and April 30, 2016; and (b) the remaining principal balance will be due in full on May 31, 2016 (the “Maturity Date”).  The amount of the Monthly Payment will be transferred to, and constitute an outstanding advance under, the Domestic A/R Borrowing Base under the Loan Facility.  Additionally, on the Maturity Date, up to $175,000 may be transferred to, and constitute and outstanding  advance under, the Inventory Borrowing Base under the Loan Facility.

As of the date of this Current Report, the Company has not made any borrowings under the Note.

The foregoing description of the material terms of the Note is qualified in its entirety by reference to the Secured Promissory Note dated as of December 18, 2015, by Jones Soda Co. (USA) Inc. and Jones Soda (Canada) Inc. in favor of Lender, a copy of which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Third Modification to Loan and Security Agreement dated as of December 18, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

10.2

Second Modification to Loan and Security Agreement dated as of May 13, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

10.3	Secured Promissory Note dated as of December 18, 2015, by Jones Soda Co. (USA) Inc. and Jones Soda (Canada) Inc. in favor of CapitalSource Business Finance Group, a dba of BFI Business Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

January 7, 2016	By:	/s/ Jennifer L. Cue
Jennifer L. Cue, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

Third Modification to Loan and Security Agreement dated as of December 18, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

10.2

Second Modification to Loan and Security Agreement dated as of May 13, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

10.3	Secured Promissory Note dated as of December 18, 2015, by Jones Soda Co. (USA) Inc. and Jones Soda (Canada) Inc. in favor of CapitalSource Business Finance Group, a dba of BFI Business Finance.